                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             TARRANT APPAREL GROUP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             TARRANT APPAREL GROUP

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 1, 1998

                               ----------------

TO THE SHAREHOLDERS OF TARRANT APPAREL GROUP:

  Notice is hereby given that the annual meeting (the "Meeting") of the shareholders of Tarrant Apparel Group (the "Company") will be held at 11355 West Olympic Boulevard, Los Angeles, California 90064, on Friday, May 1, 1998 at 10:00 a.m. (California time) for the following purposes:

1. ELECTION OF DIRECTORS. To elect six persons to the Board of Directors of the Company, three of whom shall serve until the next annual meeting of shareholders (to be held in the year 1999) and until their successors have been elected and qualified and three of whom shall serve until the annual meeting of shareholders to be held in the year 2000 and until their successors have been elected and qualified. The following persons are the Board of Directors' nominees:

             Barry S. Aved  Mark B. Kristof
             Gerard Guez    James R. Miller
             Todd Kay       Karen S. Wasserman

2. RATIFICATION OF 1998 EMPLOYEE INCENTIVE AWARDS. To ratify the grant of 1998 awards to certain executive officers pursuant to the Employee Incentive Plan.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the year ending December 31, 1998.

4. OTHER BUSINESS. To transact such other business as properly may come before the Meeting or any adjournment thereof.

  Only persons who are shareholders of record (the "Shareholders") at the close of business on March 16, 1998 are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment thereof.

  The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting, and Shareholders are encouraged to read it in its entirety.

  As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to Shareholders on or about March 20, 1998.

  IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By Order of the Board of Directors,

                                          TARRANT APPAREL GROUP

                                          /s/ Gerard Guez

                                          Gerard Guez,
                                          Chairman of the Board and
                                           Chief Executive Officer
Dated: March 20, 1998
Los Angeles, California

                             TARRANT APPAREL GROUP
                        3151 EAST WASHINGTON BOULEVARD
                         LOS ANGELES, CALIFORNIA 90023
                                (213) 780-8250
                               ----------------
                                PROXY STATEMENT
                      1998 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 1, 1998
                               ----------------
                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Tarrant Apparel Group (the "Company") for use at the 1998 annual meeting (the "Meeting") of the shareholders of the Company to be held on Friday, May 1, 1998, at 11355 West Olympic Boulevard, Los Angeles, California 90064, at 10:00 a.m. (California time) and at any adjournment thereof. Gerard Guez and Todd Kay, the designated proxyholders (the "Proxyholders"), are members of the Company's management. Only shareholders of record (the "Shareholders") on March 16, 1998 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment thereof. This Proxy Statement and the enclosed proxy card (the "Proxy") will be first mailed to Shareholders on or about March 20, 1998.

MATTERS TO BE CONSIDERED

  The matters to be considered and voted upon at the Meeting will be:

1. ELECTION OF DIRECTORS. To elect six persons to the Board of Directors of the Company, three of whom shall serve until the next annual meeting of shareholders (to be held in the year 1999) and until their successors have been elected and qualified and three of whom shall serve until the annual meeting of shareholders to be held in the year 2000 and until their successors have been elected and qualified. The following persons are the Board of Directors' nominees:

             Barry S. Aved     Mark B. Kristof
             Gerard Guez       James R. Miller
             Todd Kay          Karen S. Wasserman

2. RATIFICATION OF 1998 EMPLOYEE INCENTIVE AWARDS. To ratify the grant of 1998 awards to certain executive officers pursuant to the Employee Incentive Plan.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the year ending December 31, 1998.

4. OTHER BUSINESS. To transact such other business as properly may come before the Meeting or any adjournment thereof.

COST OF SOLICITATION OF PROXIES

  This Proxy solicitation is made by the Board of Directors of the Company and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. The solicitation of Proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Shareholders, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph, or in person to request that Proxies be furnished. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost of the solicitation of Proxies is $6,000.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

  The authorized capital of the Company consists of (i) 10,000,000 shares of common stock ("Common Stock"), of which 6,706,209 shares were issued and outstanding on the Record Date and (ii) 2,000,000 shares of Preferred Stock, none of which were issued and outstanding on the Record Date. A majority of the outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

  Each Shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Shareholders.

  The Company's Restated Articles of Incorporation does not authorize cumulative voting. In the election of directors, the candidates receiving the highest number of votes will be elected. Each other proposal described herein requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Accordingly, broker non-votes and abstentions from voting on any matter, other than the election of directors, will have the effect of a vote "AGAINST" such matter.

  Of the shares of Common Stock outstanding on the Record Date, 4,460,000 shares of Common Stock (or approximately 66.5% of the issued and outstanding shares of Common Stock) were owned by directors and executive officers of the Company. Such persons have informed the Company that they will vote "FOR" the election of the nominees to the Board of Directors identified herein, "FOR" the ratification of 1998 employee incentive awards and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors, all as described herein.

  A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed, cabled or telecopied Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting.

  If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Directors' nominees, "FOR" the ratification of 1998 employee incentive awards and "FOR" the other proposals described herein.

  Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, such shares of Common Stock will be voted "FOR" the election of the nominees for director identified herein and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

  The enclosed Proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arise which prevent such nominee from serving in such position and to vote such Proxy for such substitute nominee.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (other than depositories), by each executive officer, director and nominee for director of the Company, and by all directors and executive officers as a group.

                                                 AMOUNT AND NATURE
                 NAME AND ADDRESS                  OF BENEFICIAL     PERCENTAGE
              OF BENEFICIAL OWNER(1)               OWNERSHIP(2)       OWNED(3)
              ----------------------             -----------------   ----------
   Gerard Guez..................................     3,016,666(4)(5)    45.0%
   Todd Kay.....................................     1,466,666(4)(5)    21.9
   Limited Direct Associates, L.P...............       649,999(4)        9.7
   Corazon R. Reyes.............................        57,778(6)          *
   Karen S. Wasserman...........................        27,778(6)          *
   Mark B. Kristof..............................        10,000             *
   Eddy Yuen Tak Yu.............................        38,700(6)          *
   Marshall Gobuty..............................            --            --
   Barry S. Aved................................         3,000(6)          *
   James R. Miller..............................            --            --
   All directors and executive officers as a
    group (nine persons)........................     4,620,088(6)       68.9

--------
 *Less than 1%.
(1) The address of the directors and executive officers of the Company is 3151 East Washington Boulevard, Los Angeles, California 90023. The address of Limited Direct Associates, L.P. is c/o The Limited, Inc., Three Limited Parkway, P.O. Box 16000, Columbus, Ohio 43230.
(2) Except as set forth below, the named shareholder has sole voting power and investment power with respect to the shares listed, subject to community property laws where applicable.
(3) Shares of Common Stock which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group.
(4) Gerard Guez and Todd Kay have granted Limited Direct Associates, L.P. ("LDA"), a limited partnership, the general and limited partners of which are subsidiaries of The Limited, an option to purchase up to 649,999 shares (subject to certain anti-dilution provisions) of Common Stock at a price of $7.20 per share. Messrs. Guez and Kay will continue to have the right to vote the shares purchased by The Limited for one year following the exercise of the option, and will also have a right of first refusal to purchase such shares, subject to certain exceptions.
(5) Gerard Guez and Todd Kay have pledged an aggregate of 1,220,000 shares and 75,000 shares, respectively, to financial institutions to secure the repayment of loans to such shareholders or corporations controlled by such shareholders.
(6) Excludes 214,884 shares which certain directors and executive officers will have the right to purchase upon the exercise of stock options granted pursuant to the Employee Incentive Plan, which options will become exercisable in various installments commencing on July 26, 1998.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

  The Restated Bylaws of the Company provide that the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors, but shall not be less than six nor more than eleven. The Board of Directors has fixed the number of directors at six. The Restated Articles of Incorporation of the Company provides that, commencing with the Meeting, the Board of Directors shall be divided into two classes which are elected for staggered two year terms. The term of each class expires at the annual meeting of shareholders in the year 1999 (Class I) and the year 2000 (Class II).

  The persons named below, all of whom currently are members of the Board of Directors of the Company, have been nominated for election to the Board of Directors, three of whom shall serve until the next annual meeting of shareholders (to be held in the year 1999) and until their successors have been elected and qualified (Class I) and three of whom shall serve until the annual meeting of shareholders to be held in the year 2000 and until their successors have been elected and qualified. All nominees have indicated their willingness to serve and, unless otherwise instructed, Proxies will be voted in such a way as to elect as many of these nominees as possible under applicable voting rules. In the event that a nominee should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will be unavailable.

  None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company and, except as set forth above, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of
Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

  The following table sets forth certain information concerning the directors and executive officers of the Company as of the Record Date.

                                                                       CLASS OF
            NAME          AGE                POSITION                  DIRECTOR
            ----          ---                --------                  --------
   Gerard Guez(1)          42 Chairman of the Board, Chief Executive
                              Officer and Director                        II
   Todd Kay                41 President and Director                      II
   Corazon R. Reyes        54 Executive Vice President and Secretary      --
   Karen S. Wasserman      44 Executive Vice President, General
                              Merchandising Manager and Director           I
   Mark B. Kristof         47 Vice President--Finance, Chief
                              Financial Officer and Director               I
   Eddy Yuen Tak Yu        43 Executive Vice President--Sourcing and
                              General Manager--Tarrant Company
                              Limited                                     --
   Marshall Gobuty         36 Vice President--Men's                       --
   Barry S. Aved (1)(2)    54 Director                                    II
   James R. Miller (1)(2)  56 Director                                     I

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

  GERARD GUEZ founded the Company in 1988 and has served as its Chairman of the Board and Chief Executive Officer since its inception. Mr. Guez also founded Tarrant Company Limited ("Tarrant HK"), the Company's Hong Kong subsidiary, in 1985, and he has served as its Chairman and Chief Executive Officer since that date. Prior to founding Tarrant HK, Mr. Guez served as the President of Sasson Jeans, L.A., Inc., which was a manufacturer and distributor of denim apparel under the "Sasson" license.

  TODD KAY has served as President and a Director of the Company since 1988. Mr. Kay has also served as a Director of Tarrant HK since 1986. Prior to joining the Company, Mr. Kay was a sales manager for Sasson Jeans, L.A., Inc. from 1979 to 1980 and served as President of JAG Beverly Hills, Inc., an apparel manufacturer, from 1980 to 1985. JAG Beverly Hills, Inc. filed for bankruptcy protection under the U.S. Bankruptcy Code in 1987.

  CORAZON R. REYES has served as Secretary since the Company's inception and as an Executive Vice President since July 1997. From the Company's inception in 1988 until 1994, Ms. Reyes served as Controller and a Director of the Company, and from 1994 until July 1997, she served as Chief Operating Officer and as a Director. Ms. Reyes has also served as a Director of Tarrant HK since 1988. Ms. Reyes served in various accounting and operations positions at Sasson Jeans, L.A., Inc. and other affiliated garment manufacturing companies from 1980 to 1988. Ms. Reyes received a B.S. in Business Administration from the University of the East in the Philippines and was a C.P.A. in that country. She is a member of the American Management Association.

  KAREN S. WASSERMAN joined the Company in 1988, and until 1994, she served as a Vice President of the Company. In 1994, Ms. Wasserman was named Executive Vice President, General Merchandising Manager and a Director of the Company. In her current position, Ms. Wasserman directs and manages the Company's design teams and merchandisers and she is responsible for the Company's research of fashion themes and development of product samples. From 1983 to 1988, Ms. Wasserman was employed by Express, an apparel retailer that is a division of The Limited, Inc., where she served from 1986 to 1988 as a Vice President and Merchandise Manager. In these capacities, she managed the merchandising of shirts, dresses and jackets from initial product development through product delivery and sales. Ms. Wasserman holds a Bachelor of Fine Arts degree from Syracuse University and has over 16 years of experience in the apparel industry.

  MARK B. KRISTOF has served as the Vice President--Finance, Chief Financial Officer and a Director of the Company since 1994. From 1992 until joining the Company, Mr. Kristof served as the Vice President--Finance and Administration and Chief Financial Officer of Meridian Products, Inc., an importer of seafood products. From 1989 to 1992, Mr. Kristof served as Treasurer of L.A. Gear, Inc., a distributor of brand-name footwear and apparel, where he was also named Vice President--Finance in 1991. Mr. Kristof holds a Masters in Business Administration from Carnegie-Mellon University and has a Bachelor's degree in Mechanical Engineering from General Motors Institute.

  EDDY YUEN TAK YU has served as General Manager and a Director of Tarrant HK since 1987. He was named Executive Vice President--Sourcing in 1996. Mr. Yuen Tak Yu manages the Company's sourcing and manufacturing operations that are based in Hong Kong. Prior to joining the Company in 1987, Mr. Yuen Tak Yu served as the Sales Manager for Famous Horse Garment Factory, Ltd., a manufacturer of woven garments, from 1985 to 1987. Mr. Yuen Tak Yu received a Higher Diploma in Textile Technology from Hong Kong Polytechnic University and has over 15 years of experience in the apparel industry.

  MARSHALL GOBUTY has served as Vice President--Men's since February 23, 1998. Prior to joining the Company, Mr. Gobuty was the Chief Executive Officer of MGI USA, Inc., a company specializing in apparel related product development and sourcing for major retail chains since 1994. Between 1983 and 1994, Mr. Gobuty was President and Chief Executive Officer of Marshall Gobuty International, Inc., a wholly owned subsidiary of ETAC, a public company listed on the Toronto Stock Exchange, and was responsible for opening and developing the U.S. market for this Canadian company.

  BARRY S. AVED has served as a director of the Company since December 3, 1996. From 1961 until 1986, Mr. Aved held various sales, purchasing and merchandising positions in apparel and footwear retailers, including The Limited, Inc. From 1986 until 1989, Mr. Aved was the President of Brooks Fashion Stores and from 1989 until 1991, he was the President of Ormond Stores, Inc. From 1991 until 1995, Mr. Aved was the President of Lerner New York, a division of The Limited, Inc.

  JAMES R. MILLER has served as a Director of the Company since July 29, 1997. Mr. Miller is currently the President, Worldwide Theatrical Business Operations at Warner Brothers and has held numerous positions at that company for more than the last five years. Before joining Warner Brothers, Mr. Miller was Associate General Counsel at Paramount Pictures and Columbia Pictures.

COMMITTEES OF THE BOARD OF DIRECTORS

  Upon the completion of the Company's initial public offering in July 1995, the Board of Directors formed an Audit Committee and a Compensation Committee, each of which committees consists of two or more directors who serve at the discretion of the Board of Directors.

  The Audit Committee is chaired by Mr. Aved, and its members are Messrs. Aved, Guez and Miller. The primary purposes of the Audit Committee are (i) to review the scope of the audit and all non-audit services to be performed by the Company's independent certified public accountants and the fees incurred by the Company in connection therewith, (ii) to review the results of such audit, including the independent accountants' opinion and letter of comment to management and management's response thereto, (iii) to review with the Company's independent accountants the Company's internal accounting principles, policies and practices and financial reporting, (iv) to make recommendations regarding the selection of the Company's independent accountants and (v) to review the Company's quarterly and annual financial statements prior to public issuance.

  The Compensation Committee is chaired by Mr. Miller, and its members are Messrs. Aved and Miller. The purposes of the Compensation Committee are (i) to review and recommend to the Board of Directors the salaries, bonuses and perquisites of the Company's executive officers, (ii) to determine the individuals to whom, and the terms upon which, awards under the Company's profit sharing plan and Employee Incentive Plan, as defined below, will be granted, (iii) to make periodic reports to the Board of Directors as to the status of such plans and (iv) to review and recommend to the Board of Directors additional compensation plans.

  The Board of Directors met four times during fiscal 1997, and the Audit Committee and the Compensation Committee of the Board of Directors met five and two times, respectively, during fiscal 1997. All of the nominees who were directors of the Company during fiscal 1997 attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which they served during fiscal 1997, except for Ms. Wasserman who attended 50%.

PROCEDURES FOR SHAREHOLDER NOMINATIONS

  The Board of Directors does not have a standing nominating committee. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Bylaws. Nominations for the election of directors may be made by the Board of Directors or any shareholder entitled to vote in the election of directors. However, a shareholder may nominate a person for election as a director at a meeting only if written notice of such shareholder's intent to make such nomination has been given to the Secretary of the Company not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with such procedures. The Chairman of any meeting of shareholders shall direct that any nomination not made in accordance with these procedures be disregarded.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16

  Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any person holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC, each person subject to the reporting requirements of Section 16(a) has filed timely all reports required to be filed in fiscal 1996.

DIRECTOR COMPENSATION

  The Company pays to each director who is not employed by the Company $4,000 per month for attending meetings of the Board of Directors and committees of the Board of Directors, and reimburses such person for all expenses incurred by him in his capacity as a director of the Company. In addition, the Chairman of each committee receives $2,000 per year for such service. The Board of Directors may modify such compensation in the future. In addition, each director not employed by the Company, upon joining the Board of Directors, will receive an option to purchase 10,000 shares of the Common Stock of the Company and, thereafter, an option to purchase 2,000 shares of Common Stock on the date of each annual meeting at which such person is reelected to serve as a director. Such options will have an exercise price equal to the fair market value of such shares on the date of grant, become exercisable in four equal annual installments commencing on the first anniversary of the grant thereof, and expire on the tenth anniversary of the date of grant.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid by the Company to its executive officers (collectively, the "Named Executives") for the year ended December 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                    ----------------------------------------------------
                                   ANNUAL COMPENSATION(1)                  AWARDS                    PAYOUTS
                         ------------------------------------------ --------------------- ------------------------------
                                                                               SECURITIES
                                                        OTHER       RESTRICTED UNDERLYING
NAME AND PRINCIPAL                                      ANNUAL        STOCK     OPTIONS/     LTIP         ALL OTHER
POSITION                 YEAR SALARY ($) BONUS ($) COMPENSATION ($) AWARDS($)  SARS(#)(2) PAYOUTS($) COMPENSATION ($)(3)
-----------------------  ---- ---------- --------- ---------------- ---------- ---------- ---------- -------------------
Gerard Guez,             1997  700,000    200,000        --            --           --       --            50,000
Chairman of the Board    1996  656,443    450,000        --            --        50,000      --            50,000
 and Chief Executive     1995  575,000    300,000        --            --           --       --               --
 Officer

Todd Kay,                1997  700,000    200,000        --            --           --       --            50,000
President                1996  656,443    450,000        --            --        50,000      --            50,000
                         1995  575,000    300,000        --            --           --       --               --

Corazon R. Reyes,        1997  180,000     16,200        --            --           --       --             9,500
Chief Operating Officer  1996  179,039     29,000        --            --        25,000      --             7,500
and Secretary            1995  164,832     25,000        --            --        75,000      --             5,827

Karen S. Wasserman,      1997  399,692        --         --            --           --       --             7,500
Executive Vice           1996  339,808     60,000        --            --           --       --             7,500
 President, General      1995  330,000     25,000        --            --        50,000      --             6,921
Merchandising Manager

Mark B. Kristof,         1997  163,261     16,000        --            --           --       --             9,500
Vice President--Finance  1996  152,726     29,600        --            --           --       --             7,500
 and Chief Financial     1995  131,539     25,000        --            --        55,555      --             3,375
 Officer

Eddy Yuen Tak Yu,        1997  180,001     97,419        --            --           --       --             8,308
Executive Vice           1996  148,388    129,032        --            --        30,000      --             6,849
 President--Sourcing     1995  143,921    109,677        --            --        75,000      --             6,625
 and General Manager--
 Tarrant Company
 Limited

-------
(1) Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses, including car allowances. The aggregate amount of such personal benefits does not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the Named Executives.

(2) Consists of shares issuable pursuant to options granted under the Employee Incentive Plan.

(3) Represents the Company's contribution to defined contribution plans or, in the case of Messrs. Guez and Kay, contributions by the Company to a deferred compensation plan.

EMPLOYMENT AGREEMENTS

  Pursuant to an employment contract dated as of January 1, 1995, as amended (the "Guez Agreement"), Gerard Guez has been employed as the Chairman of the Board and Chief Executive Officer of the Company. The Guez Agreement provided that Mr. Guez receive an annual salary of $750,000 and, at the discretion of the Board of Directors, an annual bonus. The Guez Agreement expired by its terms on December 31, 1997. Mr. Guez and the Company are discussing the terms upon which the Guez Agreement may be renewed.

  Pursuant to an employment contract dated as of January 1, 1995, as amended (the "Kay Agreement"), Todd Kay has been employed as the President of the Company. The Kay Agreement provided that Mr. Kay receive an annual salary of $750,000 and, at the discretion of the Board of Directors, an annual bonus. The Kay Agreement expired by its terms on December 31, 1997. Mr. Kay and the Company are discussing the terms upon which the Kay Agreement may be renewed.

  Pursuant to an employment contract dated as of November 18, 1994, as amended (the "Kristof Agreement"), Mark B. Kristof is employed as the Chief Financial Officer of the Company. The Kristof Agreement provides that Mr. Kristof will receive the following compensation: (i) an annual base salary of $160,000, subject to increase at the Company's sole discretion; (ii) options to purchase 55,555 shares of Common Stock pursuant to the Employee Incentive Plan with an exercise price of $9.00 per share (the "Kristof Options"); and (iii) such other benefits as may be accorded to the Company's other executive employees. Unless earlier terminated, the Kristof Agreement will continue in effect for seven years. Under certain circumstances, including a change in control or termination of the Kristof Agreement by the Company without cause prior to the expiration thereof, Mr. Kristof will be entitled to receive from the Company an amount equal to his annual base salary and continuation of his benefits for a period of twelve months following the termination date and any unvested stock options held by Mr. Kristof which were scheduled to vest in the twelve-month period subsequent to the date of termination will vest immediately.

  Pursuant to an employment contract dated as of February 23, 1998 (the "Gobuty Agreement"), Marshall Gobuty is employed as the Vice President--Men's of the Company. The Gobuty Agreement provides that Mr. Gobuty will receive an annual base salary of $375,000 and such other benefits as may be accorded to the Company's other executive officers. Unless earlier terminated, the Gobuty Agreement will continue in effect until February 23, 1999. In the event the Company terminates his employment without "cause" (as defined), Mr. Gobuty shall be entitled to receive (i) a lump sum payment equal to his base salary for the balance of the term and (ii) continuation of group medical and disability insurance of the balance of the term. In the event the Company terminates Mr. Gobuty's employment with "cause," the Company is obligated to pay the compensation required by the agreement only through the date of termination. In addition, Mr. Gobuty has agreed not to compete with the Company during the two years following the termination of his employment for any reason.

INCENTIVE COMPENSATION AWARDS

  The Compensation Committee has established criteria under which Messrs. Guez and Kay and Ms. Wasserman could receive 1998 bonuses under the Employee Incentive Plan of $1,000,000, $1,000,000 and $100,000, respectively, in the event the Company reports a specified amount of pre-tax income and each such individual satisfies certain performance-based criteria. See "ELECTION OF DIRECTORS--Employee Incentive Plan."

STOCK OPTION GRANTS

  The following table sets forth certain information concerning the grant of stock options during fiscal 1997 to the Named Executives pursuant to the Employee Incentive Plan.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1997

                     INDIVIDUAL GRANTS
      ------------------------------------------------
                                                       POTENTIAL REALIZABLE
                    PERCENT OF                           VALUE AT ASSUMED
       NUMBER OF      TOTAL                            ANNUAL RATES OF STOCK
       SECURITIES    OPTIONS/                           PRICE APPRECIATION
       UNDERLYING  SARS GRANTED                         FOR OPTION TERM(1)
      OPTIONS/SARS TO EMPLOYEES EXERCISE OR EXPIRATION ---------------------
NAME    GRANTED     IN FY 1997  BASE PRICE     DATE        5%        10%
----  ------------ ------------ ----------- ---------- ---------- ----------

                                     None
--------
1) The Potential Realizable Value is the product of (a) the difference between
   (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 1997. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciate presented in this table can be achieved.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth certain information with respect to the Named Executives concerning the exercise of options during fiscal 1997 and unexercised options held by the Named Executives as of December 31, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                                                          VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED    IN-THE-MONEY OPTIONS AT
                           SHARES                OPTIONS AT 12/31/97           12/31/97(1)
                          ACQUIRED    VALUE   ------------------------- -------------------------
          NAME           ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
Gerard Guez.............      --         --     16,666       33,337        35,415       70,835
Todd Kay................      --         --     16,666       33,337        35,415       70,835
Corazon R. Reyes........      --         --     62,778       37,222       370,904      179,096
Karen S. Wasserman......      --         --     27,778       22,222       184,029      147,221
Mark B. Kristof.........   13,888    118,048    19,445       22,222       128,823      147,221
Eddy Yuen Tak Yu........   18,750    150,000    38,700       47,550       222,638      213,769
Marshall Gobuty.........      --         --        --           --            --           --

--------
(1) The value of unexercised "in-the-money" options is the difference between the closing sale price of the Common Stock on December 31, 1997 ($15.625 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

EMPLOYEE INCENTIVE PLAN

  GENERAL. In May 1995, the Company and its shareholders adopted the 1995 Stock Option Plan. In May 1997, the shareholders approved an amendment and restatement of that plan and it was renamed as the Tarrant Apparel Group Employee Incentive Plan (the "Employee Incentive Plan"). The Employee Incentive Plan currently provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options, stock appreciation rights, restricted stock and other performance-based benefits. The purpose of the Employee Incentive Plan is to enable the Company to attract, retain and motivate officers, directors, employees and independent contractors by providing for performance-based benefits.

  As of March 16, 1998, there were 686,622 shares of the Company's Common Stock subject to outstanding options, 310,924 shares (subject to adjustment to prevent dilution) available for awards and nine directors and executive officers and approximately 450 employees and consultants eligible to participate in the Employee Incentive Plan. For information concerning the grant of stock options during fiscal 1997 to the Named Executives, the exercise of stock options during fiscal 1997 by the Named Executives and unexercised stock options held by the Named Executives as of December 31, 1997, see "ELECTION OF DIRECTORS--Stock Option Grants" and "ELECTION OF DIRECTORS--Option Exercises and Holdings."

  ADMINISTRATION. The Employee Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Committee has the power to construe and interpret the Employee Incentive Plan and, subject to provisions of the Employee Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms and conditions of such award. The Committee shall be composed solely of individuals who are "outside directors" within the meaning of Section 162(m)(4)(C) of the Code.

  ELIGIBILITY. Incentive stock options may be granted under the Employee Incentive Plan only to employees (including directors if they are also employees) of the Company and its subsidiaries. Employees, directors and independent contractors are eligible to receive nonstatutory (non-qualified) stock options, stock appreciation rights, restricted awards, performance awards and other awards under the Employee Incentive Plan.

  No incentive stock option may be granted under the Employee Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any subsidiary of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In addition, the aggregate fair market value, determined at the time of the grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. As a result of enactment of Section 162(m) of the Code, and to provide the Compensation Committee flexibility in structuring awards, the Employee Incentive Plan states that in the case of stock options and stock appreciation rights, no person may receive in any year a stock option to purchase more than 100,000 shares or a stock appreciation right measured by more than 100,000 shares.

  If awards granted under the Employee Incentive Plan expire, are canceled or otherwise terminate without being exercised, the Common Stock not purchased pursuant to the award again becomes available for issuance under the Employee Incentive Plan.

  TERMS OF AWARDS. The following is a description of the types of grants and awards and the permissible terms under the Employee Incentive Plan. Individual awards may be more restrictive as to any or all of the permissible terms described below.

  Stock options may be granted as "incentive stock options" within the meaning of Section 422 of the Code or nonstatutory (non-qualified) stock options.

  Stock appreciation rights ("SARs") may be granted specifying a period of time for which increases in share price shall be measured, with the grantee eligible to receive stock or cash at the end of the period based upon increases in the share price.

  Restricted awards may be granted specifying a period of time (the "Restriction Period") applicable to the award, which shall be not less than three (3) years, but may be more than that and may vary at the discretion of the Committee. Common Stock awarded pursuant to a restricted stock award shall entitle the holder to enjoy all the shareholder rights during the restriction period except that certain limitations with respect to dividend distributions and disposition of the stock shall apply.

  Performance awards may be granted specifying a number of performance shares to be credited to an account on behalf of the recipient, each share of which is deemed to be the equivalent of one share of Common Stock of the Company. These awards shall be subject to both time and Company performance objectives that are specified at the time of the award at the discretion of the Committee. The value of a performance share in a holder's account at the time of award or the time of payment shall be the fair market value at any time of a share of the Common Stock of the Company.

  Other awards may be granted under the Employee Incentive Plan that are not in the categories discussed above because the Employee Incentive Plan provides the Compensation Committee flexibility in designing compensation programs.

  EXERCISE PRICE; PAYMENT. The exercise of stock options under the Employee Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant and in some cases as described above may not be less than 110% of fair market value. Similarly, SARs are based upon the fair market value of a share of Common Stock on the date of the grant compared with the fair market value of a share at the end of the measuring period. The sole basis for compensation under these awards is an increase in the stock's fair market value.

  Restricted stock awards are payable in stock upon satisfaction of the restrictions imposed with respect to the award. The Compensation Committee has the discretion to pay other awards in cash, in shares of Common Stock, or a combination of both.

  PERFORMANCE GOALS. The Employee Incentive Plan is structured so that the Compensation Committee may make awards that qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, as that section was enacted in 1993. However, the Employee Incentive Plan is flexible so that the Compensation Committee also has the discretion to make awards that are not described in that section. Section 162(m) provides a limit of $1,000,000 on deductions for compensation paid to certain corporate executives on a year-by-year basis. However, "performance-based compensation" is excluded from that limitation. Whether any particular award under the Employee Incentive Plan will qualify as "performance-based compensation" will depend upon the terms of the award and compliance with certain other procedural requirements under Section 162(m). The Compensation Committee will take into account the overall tax and business objectives of the Company in structuring awards under the Employee Incentive Plan.

  TERM. The maximum term of the Employee Incentive Plan is ten years, except that the Board of Directors may terminate the Employee Incentive Plan earlier. The term of each individual award will depend upon the written agreement between the Company and the grantee setting forth the terms of the awards. In certain circumstances, an award may remain outstanding for a period that extends beyond the term of the Employee Incentive Plan or the period of the grantee's employment.

  ADJUSTMENTS. If there is any change in the stock subject to the Employee Incentive Plan or subject to any award made under the Employee Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in kind, stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or otherwise), the Employee Incentive Plan and shares outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the Employee Incentive Plan and the class, number of shares and price per share of stock subject to such outstanding options as determined by the Compensation Committee to be fair and equitable to the holders, the Company and the shareholders. In addition, the Compensation Committee may also make adjustments in the number of shares covered by, and the price or other value of any outstanding awards under the Employee Incentive Plan in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

  AMENDMENT. The Board of Directors may amend the Employee Incentive Plan at any time and from time to time without shareholder approval, except that an amendment may not, without shareholder approval: (i) increase the number of shares authorized for issuance under the Employee Incentive Plan except as a result of an adjustment; (ii) materially modify the requirements as to eligibility for participation in the Employee Incentive Plan; or (iii) materially increase the benefits accruing to participants under the Employee Incentive Plan.

  RESTRICTIONS ON TRANSFER. Under the Employee Incentive Plan, no award shall be transferable by a holder other than by laws of descent and distribution. Option rights shall be exercisable during the holder's lifetime only by the holder or by his guardian or legal representative.

EMPLOYEE BENEFIT PLANS

  In 1994, the Company adopted a Profit Sharing 401(k) Plan (the "Profit Sharing Plan") which is intended to be qualified under section 401(k) of the Internal Revenue Code of 1986, as amended. To be eligible, an employee must have been employed by the Company for at least one year. The Profit Sharing Plan permits employees who have completed one year of service to defer from 1% to 15% of their annual compensation into the Profit Sharing Plan. Additional annual contributions may be made at the discretion of the Company, and a 50% (100% effective July 1, 1995) matching contributions may be made by the Company up to a maximum of 6% (5% effective July 1, 1995) of a participating employee's annual compensation. Contributions made by the Company vest according to a schedule set forth in the Profit Sharing Plan.

  In 1992, Tarrant HK adopted a National Mutual Central Provident Fund (the "Provident Fund") which has been approved under Section 87A of the Inland Revenue Ordinance by the Inland Revenue Department of Hong Kong. To be eligible, an employee must have been employed by Tarrant HK for at least one year. The Provident Fund permits employees who have completed one year of service to defer 5% of their annual compensation into the Provident Fund. Annual matching contributions are made by Tarrant HK. Contributions made by Tarrant HK vest according to a schedule set forth in the Provident Fund.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the members of the Compensation Committee is or has been an officer or employee of the Company or its subsidiaries.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Report of the Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1993 (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act").

                     REPORT OF THE COMPENSATION COMMITTEE

  Since its inception, the Company has maintained the philosophy that executive compensation should be competitive with that provided by other companies in the women's apparel industry to assist the Company in attracting and retaining qualified executives critical to the Company's long-term success.

  Prior to the Company's initial public offering in July 1995 and the establishment of this Committee, the Board of Directors approved employment arrangements with certain executive officers in order to be assured of their continued services and their experience, knowledge and abilities which have been largely responsible for the Company's success to date. Certain of these employment arrangements expired by their terms on December 31, 1997, and the Company and the respective employees are discussing the terms upon which such arrangements may be renewed. In determining the salaries and the perquisites provided in such arrangements, the Board of Directors considered, among other things, (i) the net sales and net income history of the Company, both before and after the employment of these individuals, (ii) the estimated near and intermediate term results of operations of the Company, (iii) the position of the Company in its industry, (iv) the expertise of these individuals, (v) the current sales, net income, growth and capital structure of the Company and comparable companies and (vi) salaries and perquisites of executives of comparable companies.

  Payment of discretionary bonuses in fiscal 1997 was based upon the satisfaction of individual performance objectives for each executive officer and performance objectives for the Company as a whole, as well as a subjective assessment of the individual's actual and potential contribution to the Company. In the case of Messrs. Guez and Kay, the Committee was particularly influenced by the achievement with regard to net sales and net income in a difficult retail environment.

  Executive officers are permitted to participate in the benefit plans provided to employees generally, and certain executive officers are provided long-term disability insurance, reimbursement of tax and accounting fees and automobile allowances. The incremental cost to the Company of these benefits provided to the Named Executives was not material in fiscal 1997.

  In addition, the Company believes that stock ownership by executive officers provides valuable incentives for such persons, who will benefit as the Common Stock price increases, and that stock-based performance compensation arrangements are beneficial in aligning employees' and shareholders' interests by creating common incentives related to the possession by management of an economic interest in the appreciation of the Company's Common Stock. In support of these objectives, the Committee established criteria under which Messrs. Guez and Kay and Ms. Wasserman could receive 1998 bonuses of $1,000,000, $1,000,000 and $100,000, respectively, in the event the Company reports a specified amount of pretax income and each such individual satisfies certain such criteria.

Dated: February 20, 1998                  THE COMPENSATION COMMITTEE

                                                Barry S. Aved, Chairman
                                                Donald Hecht

PERFORMANCE GRAPH

  The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the NASDAQ market index and (ii) the cumulative total return of companies with the standard industrial classification (SIC) code 5137 over the period from July 25, 1995 through February 28, 1998. The component entities of SIC Code 5137 were generated by Media General Financial Service, Inc. All the entities in SIC Code 5137 were incorporated into the peer group. The graph assumes an initial investment of $100 on July 25, 1995 and the reinvestment of dividends through February 28, 1998. The graph is not necessarily indicative of future price performance.

  The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
          AMONG TARRANT APPAREL GROUP, INDUSTRY INDEX AND BROAD MARKET

                        PERFORMANCE GRAPH APPEARS HERE

                             TARRANT
Measurement Period           APPAREL        INDUSTRY     BROAD
(Fiscal Year Covered)        GROUP          INDEX        MARKET
---------------------        -------        --------     ------
Measurement Pt- 7/25/95      $100.00        $100.00      $100.00
FYE  12/31/95                $ 80.86        $ 87.01      $102.74
FYE  12/31/96                $141.67        $ 96.36      $127.67
FYE  12/31/97                $173.62        $ 87.06      $156.17
FYE  02/28/98                $222.22        $ 95.86      $176.43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In 1997, the Company advanced an aggregate of $2.0 million to Azteca Production International, Inc., a corporation controlled by two brothers of Mr. Guez, with interest. This advance was repaid within 30 days.

  In 1997, the Company advanced to Messrs. Guez and Kay an aggregate of $1,278,000 and $324,000, respectively. Such advances are payable upon demand and bear interest at 7% per annum.

  The Company leases its principal offices located in Los Angeles, California and office space in Hong Kong from corporations owned by Messrs. Guez and Kay. The Company believes the rents on these properties are comparable to prevailing market rents.

  The Company has adopted a policy that future transactions between the Company and any of its affiliates or related parties, including its executive officers, directors, the family members of those individuals and any of their affiliates, must (i) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

LIMITATION ON LIABILITY AND INDEMNIFICATION

  The Restated Articles of Incorporation of the Company limit the liability of the Company's directors for monetary damages arising from a breach of their fiduciary duties to the Company and its shareholders, except to the extent otherwise required by the California General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

  The Company's Restated Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. Such provisions may require the Company, among other things, (i) to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers provided such persons acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to any criminal action, had no cause to believe their conduct was unlawful, (ii) to advance the expenses actually and reasonably incurred by its officers and directors as a result of any proceeding against them as to which they could be indemnified and (iii) to obtain directors' and officers' insurance if available on reasonable terms. There is no action or proceeding pending or, to the knowledge of the Company, threatened which may result in a claim for indemnification by any director, officer, employee or agent of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

                                  PROPOSAL 2

                RATIFICATION OF 1998 EMPLOYEE INCENTIVE AWARDS

  Pursuant to the Employee Incentive Plan, the Compensation Committee established criteria under which Messrs. Guez and Kay and Ms. Wasserman could receive 1998 bonuses of $1,000,000, $1,000,000 and $100,000, respectively, in the event the Company reports a specified amount of pretax income and each such individual satisfies certain performance-based criteria. For a description of the Employee Incentive Plan, see "ELECTION OF DIRECTORS-- Employee Incentive Plan."

  The shareholders will be asked at the Meeting to consider and act upon a proposal to ratify the grant of such 1998 bonuses. The proposal to ratify the grant of 1998 bonuses requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF 1998 EMPLOYEE INCENTIVE AWARDS.

                                  PROPOSAL 3

                      RATIFICATION OF THE APPOINTMENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998. Ernst & Young LLP was retained effective December 29, 1995 for the examination of the consolidated financial statements of the Company for the fiscal year ended December 31, 1995. All professional services rendered by Ernst & Young LLP during fiscal 1997 were furnished at customary rates and terms. Representatives of Ernst & Young LLP will be invited to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

  Shareholders are being asked to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock represented and voting at the Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY.

                           PROPOSALS OF SHAREHOLDERS

  Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the proxy statement for the Company's 1999 annual meeting of shareholders must be submitted by a shareholder prior to November 19, 1998, in a form that complies with applicable regulations.

                                 ANNUAL REPORT

  The Company's Annual Report of the fiscal year ended December 31, 1997 accompanies or has preceded this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Ernst & Young LLP, the Company's independent auditors.

  SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE EXCHANGE ACT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, BY WRITING TO THE COMPANY AT 3151 EAST WASHINGTON BOULEVARD, LOS ANGELES, CALIFORNIA 90023, ATTENTION: MARK B. KRISTOF.

                                OTHER BUSINESS

  Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                                          By Order of the Board of Directors,

                                          TARRANT APPAREL GROUP

                                          /s/ Gerard Guez

                                          Gerard Guez,
                                          Chairman of the Board and
                                          Chief Executive Officer
Dated: March 20, 1998
Los Angeles, California

REVOCABLE PROXY                                                 REVOCABLE PROXY
                             TARRANT APPAREL GROUP
                 ANNUAL MEETING OF SHAREHOLDERS . MAY 1, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned shareholder(s) of Tarrant Apparel Group (the "Company") hereby nominates, constitutes and appoints Gerard Guez and Mark B. Kristof, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 11355 West Olympic Boulevard, Los Angeles, California 90064, on Friday, May 1, 1998 at 10:00 a.m., and any adjournment thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

1. ELECTION OF DIRECTORS.
   For all nominees listed below
   (except as marked to the contrary below) [_]

   Barry S. Aved      Todd Kay
   Gerard Guez        James R. Miller

   WITHHOLD AUTHORITY
   to vote for all nominees listed below [_]

   Mark B. Kristof
   Karen S. Wasserman

(INSTRUCTIONS: To withhold authority to vote for any one or more nominees whose name appears above, write that nominee's or nominees' name(s) in the space provided below)

-------------------------------------------------------------------------------

2. RATIFICATION OF 1998 EMPLOYEE INCENTIVE AWARDS. To ratify the grant of 1998 awards to certain executive officers pursuant to the Employee Incentive Plan.

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appoint-ment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998.

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

4. OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as properly may come before the Meeting and any adjournment or adjournments thereof.

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

                    (PLEASE SIGN AND DATE ON REVERSE SIDE)

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE, "FOR" THE RATIFICATION OF 1998 EMPLOYEE INCENTIVE AWARDS AND "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

  The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

Date: _________                  ______________________________________________
                                               (NUMBER OF SHARES)

                                 ______________________________________________
                                         (NAME OF SHAREHOLDER, PRINTED)

                                 ______________________________________________
                                           (SIGNATURE OF SHAREHOLDER)

                                 ______________________________________________
                                         (NAME OF SHAREHOLDER, PRINTED)

                                 ______________________________________________
                                           (SIGNATURE OF SHAREHOLDER)

                                 (PLEASE DATE THIS PROXY AND SIGN YOUR NAME AS IT APPEARS ON YOUR STOCK CERTIFICATE(S). EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE THEIR FULL TITLES. ALL JOINT OWNERS SHOULD SIGN.)
                                 I (WE) DO [_]  DO NOT [_]  EXPECT TO ATTEND
                                 THE MEETING.

This Proxy will be voted "FOR" the election of all nominees whose names appear above unless authority to do so is withheld. Unless "AGAINST" or "ABSTAIN" is indicated on the reverse hereof, this Proxy will be voted "FOR" the ratification of 1998 employee incentive awards and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.